For period ended 6/30/2010
Registrant Name: American Beacon Funds
File Number: 811-4984

Exhibit 99.77Q1

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above.


The Agreement and Plan of Reorganization and Termination discussed in Exhibit 99.77M is hereby incorporated by reference to the Registration Statement on Form N-14 filed with the Securities and Exchange Commission on December 23, 2009 (Accession Number 0000898432-09-001491).